UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 15, 2011

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

     Our Annual Meeting of Shareholders was held August 15, 2011. Proxies for the meeting were solicited pursuant to Section 14(a) of the Exchange Act. All of our directors attended the meeting.

     The Annual Meeting was held for the following purposes: (1) to elect five directors to serve until the next Annual Meeting of Shareholders; (2) to approve named executive officer compensation as disclosed in our Proxy Statement; (3) to vote on a non-binding proposal regarding the frequency of the vote on our executive compensation program; and (4) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

     There were 4,776,198 shares of common stock entitled to vote at the meeting with a majority represented at the meeting. The Board of Directors recommended a vote for each of the Director nominees, for Proposal 2, one year for Proposal 3, and for Proposal 4. There was no solicitation in opposition. The affirmative vote of a plurality of the voting power was required for Proposal 1; a majority of the voting power was required to approve Proposals 2 and 4.

     Final voting results were as follows:
		Number of Shares
		Voted For	Withheld		Abstain
1.	To elect five directors to serve until the next Annual Meeting of Shareholders.
	Terrence W. Glarner	2,759,081	13,790		1,100
	Daniel A. Baker	2,760,548	12,323		1,100
	James D. Hartman	2,762,167	10,704		1,100
	Patricia M. Hollister	2,762,567	10,304		1,100
	Robert H. Irish	2,755,176	17,695		1,100

		Voted For	Voted Against		Abstain
2.	To approve named executive officer compensation as disclosed in our Proxy Statement.	2,723,504	32,871		17,596

		1 Year	2 Years	3 Years	Abstain
3.	To vote on a non-binding proposal regarding the frequency of the vote on our executive compensation program.	2,450,293	8,084	301,491	14,104

		Voted For	Voted Against		Abstain
4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.	4,035,179	55,798		3,033

     Based on the results, each director nominee was reelected, named executive officer compensation was approved, the result of the vote on the frequency of the vote on our executive compensation program was one year, and the selection of our independent registered public accounting firm was ratified.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date August 16, 2011	NVE CORPORATION (Registrant) /s/ CURT A. REYNDERS Curt A. Reynders Chief Financial Officer and Secretary